UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 21, 2005, the Board of Directors (the “Board”) of Aon Corporation (the “Company”) approved severance agreements for certain of its executive officers.  In addition, the Board adopted an executive special severance plan (the “Plan”).  After reviewing with an independent outside consultant the compensation and benefits practices of other publicly-traded companies, approximately 90% of which provide some form of change in control protection for key executives, the Board approved the agreements and adopted the Plan to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or potential change in control of the Company.  The actions of the Board were not taken in anticipation of any contemplated change in control transaction.

Severance agreements have been approved for eleven (11) senior executives of the Company (the “Tier 1 executives”), including three of the named executive officers (David P. Bolger, D. Cameron Findlay and Michael D. O’Halleran) listed in the Company’s proxy statement for the 2004 annual meeting of stockholders.  Patrick G. Ryan will not receive a severance agreement and is not included in the Plan.  Participants in the Plan include fewer than 100 other members of the Company’s senior management (the “Tier 2 executives”).

The agreements for Tier 1 executives provide that an executive receive the following severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of the Company:

(1)                                  the executive’s base salary through the date of termination, a pro rated bonus based upon the executive’s average annual cash incentive for the preceding three years and any accrued vacation pay;

(2)                                  three times the executive’s highest annual base salary in effect during the 12-month period prior to the date of termination;

(3)                                  the amount forfeited by the executive under any qualified defined contribution plan; and

(4)                                  the executive’s accrued benefits under the nonqualified benefit plans of the Company, which shall vest and be payable with three additional years of age and service credit and, in the case of the supplemental savings plan, three additional years of plan contributions.

The agreements for Tier 1 executives also require that the Company maintain medical, dental and life insurance on behalf of the executive for three years, or until the executive becomes eligible for substantially equivalent benefits from another employer.  In addition, all stock options and other equity awards will become fully vested and each option will be exercisable until the expiration of its term.  The agreements for Tier 1 executives not based in the United States will be modified to conform to local benefit practices and to comply with local laws.

If the executive is entitled to severance payments and benefits or to vesting of stock options and other equity awards pursuant to an employment agreement or other compensation arrangement (i) the executive will not be entitled to any payments or benefits pursuant to the severance agreement unless the executive releases all rights to such other payments and benefits and (ii) stock options and other equity awards will not vest under the severance agreement unless the executive releases all rights to such other equity vesting.

Terminations of employment that entitle a participant to receive severance benefits under the agreements for Tier 1 executives consist of termination by the Company other than for cause or by the Tier 1 executive for good reason, in each case in connection with or within two years following a change in control.

“Good reason” is defined as: (i) a material adverse change in authority, powers, functions, duties or responsibilities; (ii) a material reduction in salary or bonus opportunity; (iii) a failure to maintain material employee benefit or compensation plans; (iv) a reassignment of the executive to an office location more than 50 miles from the executive’s current location; or (v) a failure by the Company to require a successor to assume the Company’s obligations.  “Cause” is defined as: (i) a material breach by the executive of the executive’s duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company of such breach; (ii) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to the Company; or (iii) the commission by the executive of a felony involving moral turpitude.

A “change in control” for purposes of the agreements for Tier 1 executives generally consists of any of the following:

(1)                                  an acquisition of 30% or more of either the Company’s outstanding common stock or the combined voting power of the outstanding securities entitled to vote;

(2)                                  a change in the majority of the current Board;

(3)                                  a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of the Company (unless the existing stockholders receive more than 60% of the combined voting power of the surviving company, no person or group owns 30% or more of the common stock or voting securities and there is no change in the majority of the Board); and

(4)                                  a liquidation or dissolution of the Company.

As a condition to the receipt of payments and benefits pursuant to the agreements for Tier 1 executives, the executive is required to enter into an agreement with the Company providing that the executive will not compete with the Company or solicit employees or customers of the Company for a two-year period and will not use or disclose any confidential information of the Company.

If an executive is entitled under the agreements for Tier 1 executives to severance payments and benefits or the vesting of equity awards, and any payment pursuant to such agreements or which would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive is entitled to a grossed-up payment from the Company sufficient to pay the amount of such excise tax.

The Board may terminate the agreements for Tier 1 executives upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change in control or if there has been a change in control.  In any event, the agreements for Tier 1 executives will terminate upon the first to occur of the executive’s death and the termination of the employment relationship of the executive prior to a change in control.

The terms of the Plan are substantially identical to the terms of the agreements for Tier 1 executives, with the following exceptions: (i) the Tier 2 executives will receive two rather than three times the executive’s highest annual base salary in effect during the 12-month period prior to the date of termination, the executive’s accrued benefits under the nonqualified benefit plans of the Company will be payable with two rather than three additional years of age and service credit and, in the case of the supplemental savings plan, two rather than three additional years of plan contributions, and the Company will maintain medical, dental and life insurance on behalf of the executive for two rather than three years, in each case upon a qualifying termination of employment in connection with or within two years following a change in control of the Company; and (ii) the Tier 2 executives are not entitled to the tax gross-up protections offered to Tier 1 executives, but instead will receive a reduced payment if such reduction is beneficial to the executive on an after-tax basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: January 27, 2005